EMPLOYMENT AGREEMENT BETWEEN
                  QUAD CITY BANCARD,INC. AND JOHN W. SCHRICKER

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") dated effective as of the 1st day of July, 1997, is by and between QUAD CITY BANCARD, INC. (the "Employer") and JOHN W. SCHRICKER (the "Employee"), and joined in for purposes of Section 13 by QUAD CITY HOLDINGS, INC., a Delaware corporation (the "Corporation").

                                   WITNESSETH:

                  1. Employment.  The Employer hereby employs the Employee,  and
the  Employee  hereby  accepts   employment,   upon  the  terms  and  conditions
hereinafter set forth.

                  2. Duties. The Employee agrees to provide all services necessary, incidental or convenient as the President and Chief Executive Officer ("CEO") of the Employer. The Employer shall designate the location or locations for the performance of the Employee's services. The Employer shall furnish or make available to the Employee such equipment, office space and other facilities and services as shall be adequate and necessary for the performance of his duties.

                  3. Term. The term of this Agreement shall commence on July 1, 1997 (the "Effective Date"), and shall continue for a period of three (3) years. This Agreement shall thereafter automatically extend for successive one (1) year terms, unless terminated by either party effective as of the last day of the then current term by written notice to that effect delivered to the other not less than ninety (90) days prior to the last day of the then current term.

                  4. Compensation. (a) The annual base compensation of the Employee shall be Fifty Thousand Dollars ($50,000). Said compensation shall be payable bi-weekly, in equal installments beginning July 1, 1997.

                  (b) The Employee shall be paid a monthly incentive bonus based upon the Employer's monthly financial performance, all in accordance with the terms of this section (the "Bonus"). The Bonus shall be equal to a graduated percentage of the Employer's net income, plus an amount equal to the annual rate of three percent (3%) of the merchants' holds account for a given calendar month calculated in accordance with the Employer's past practices, except that income shall not be reduced by any accruals for taxes or the Bonus (the "Monthly Income"). The Bonus shall be paid at the earliest normal payroll date in the next month, provided, however, that if the Bonus cannot then be paid because the Employer's net income for the previous month has not yet been calculated, then a good faith estimate of the Bonus shall be made and paid to Employee at such earliest normal payroll date and appropriate adjustments shall be made as between the Employee and the Employer at the next regular payroll date when the Bonus has been properly determined. The percentage levels used to compute the Bonus shall decrease as set forth below as the aggregate Monthly Income for the Employer's current fiscal year increases.

                  Notwithstanding anything contained herein to the contrary, if the Monthly Income for any calendar month is a negative number (a "Monthly Loss"), then no Bonus shall be paid for such month and the calculation of the Monthly Income for all subsequent calendar months (including a subsequent calendar month in the Employer's succeeding fiscal year) shall, until such Monthly Loss has been completely netted against any future income, be taken into account in calculating the Monthly Income. The percentages used to calculate the Bonus in any given calendar month are as follows:

Percentage Applied to Monthly               Aggregate Monthly Income
Income to Calculate Bonus            for Current Fiscal Year

          12.0%                                $0 - $200,000
          10.5%                                $200,001 - $499,000
             9%                                $500,000 - $999,999
           7.5%                                $1,000,000 and over


                  Example 1: In September, 1997, the Employer has Monthly Income of $50,000, and through the end of September, 1997, for the current fiscal year, the Employer's aggregate Monthly Income is $240,000. The Bonus for September, 1997, would be equal to the sum of: (i) 12% of $10,000, plus (ii) 10.5% of $40,000, or a total of $5,400.

                  Example 2: In October, 1997, the Employer has a Monthly Loss of $50,000 and therefore no Bonus is payable for October, 1997. Through the end of October, 1997, the Employer's aggregate Monthly Income (after taking into account the loss for October) for the current fiscal year is $190,000. In November, 1997, the Employer has Monthly Income, before reduction for the prior Monthly Loss, of $80,000. For purposes of calculating the Monthly Income for November, 1997, the cumulative Monthly Loss reduces the unadjusted Monthly Income to an adjusted Monthly Income of $30,000. The Bonus for November, 1997, would be equal to 10.5 % of $30,000, or a total of $3,150.

                  5. Benefits. The Employer shall provide the following benefits to the Employee:

              (a)  70% of the cost of family medical insurance;

                  (b) Reimbursement of reasonable expenses advanced by the Employee in connection with the performance of his duties hereunder, including, but not limited to, one (1) paid week of continuing education;

                  (c) The Employee will initially be entitled to twenty (20) personal days which may be increased in accordance with the Employer's established policies and practices;

                  (d) Long-term and short-term disability coverage equal to 60 % of compensation;

                  (e)      A 401(k)/profit sharing plan;

                  (f)      Stock options as approved by the Employer; and

                  (g) Term life insurance of two (2) times annual compensation. The Employee will be allowed to purchase additional life insurance of at least two (2) times annual compensation through such plan.

The benefits listed above in this Section are of the same type and scope as the benefits generally made available to other employees of the subsidiaries of the Corporation at this time. The Employer and the Employee each acknowledge that the benefits described in this Section 5, and the terms upon which they are offered by the Employer to the Employee, shall automatically be revised to reflect any changes made by the Corporation in such benefits, or the terms upon which they are offered, to other employees of the subsidiaries of the Corporation.

                  6. Time Requirement. The Employee shall devote full time to his duties under this Agreement. The Employee shall be allowed to serve on outside boards of directors subject to the consent of the Employer and the
Corporation. Notwithstanding the foregoing, the Corporation and the Employer expressly consent to the Employee serving as a member of Nobel Electronic Transfer, L.L.C., an Iowa limited liability company ("Nobel"), and devoting a portion of his business time to the affairs of Nobel, provided, that none of the foregoing relationships with or service to Nobel has a material adverse effect on the performance of his other duties under this Agreement to the Employer, and provided further, that any compensation paid by Nobel for services rendered by the Employee shall be paid to the Employer. Nothing herein shall require that membership distributions to Employee from Nobel, as distinguished from compensation paid to Employee from Nobel for services rendered, be paid to Employer. Further, upon termination of this Agreement, nothing herein shall require that any compensation paid to Employee from Nobel be paid to Employer.

                  7. Termination upon Disability or Death. In the event that illness, incapacity, injury or death of the Employee occurs during the employment term, payments based upon the Employee's then current annual base compensation shall continue thereafter through the last day of the six (6) month period beginning on the date of such illness, incapacity, injury or death. Payments made in the event of the Employee's illness, incapacity or injury will be reduced by any amounts received under the Employer's long-term disability program. In the event of the Employee's death during the term of this Agreement, such amounts shall be payable to the persons designated in writing by the Employee, or if none, to his estate.

                  8. Confidentiality and Loyalty. The Employee acknowledges that during the course of his employment he has produced and will produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and any subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Employee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Employee of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Employee shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Employee's employment hereunder. The Employee agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer. The parties acknowledge that the Employee has substantial experience and background in the credit card business, and nothing herein shall act to treat or consider that background and experience as "Confidential Information" within the meaning of this Agreement.

                  9.       Non-Competition.

                  (a) Restrictive Covenant. The Employer and the Employee have jointly reviewed the operations of the Employer and have agreed that the primary service area of the Employer's credit card processing extends to an area encompassing a two hundred (200) mile radius of the Employer's headquarters in Moline, Illinois (the "Non-Compete Area"). Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 4 and 5, the Employee hereby agrees that, except with the express prior written consent of the Employer, and except as otherwise provided in Section 10, during the term of this Agreement and for a period of one (1) year after the termination of the Employee's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer in the following particulars:

                  (i)directly  or  indirectly  own,  manage,  operate,  control, finance, or directly or indirectly serve as an employee, officer or director of, or consultant to, any person, firm, partnership, corporation, trust or other entity which owns or operates, a business similar to that conducted by the Employer (a "Competing Institution") whose primary service area includes, or whose principal place of business is situated in the Non-Compete Area;

                  (ii) solicit or induce, or attempt to solicit or induce, any employee or agent of the Employer to terminate employment with the Employer, or to establish a relationship with a Competing Institution; or

                  (iii) solicit or induce, or attempt to solicit or induce, any client or account of the Employer, including, but not limited to, cardholders, merchants, Independent Sales Organizations or agent banks, to terminate its relationship with the Employer or to establish a relationship with a Competing Institution.

                  If the Employee violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section computed from the date the relief is granted, but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Employee. Notwithstanding anything contained herein to the contrary, the foregoing Restrictive Covenant shall not prohibit the Employee from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the Nasdaq which do not represent more than one percent (1%) of the outstanding capital stock of any Competing Institution.

                  (b) Remedies for Breach of Restrictive Covenant. The Employee acknowledges that the restrictions contained in this Section and Section 8 are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Employee without receiving the additional consideration offered by the Employee in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

                  10. Severance. (a) If the Employee is terminated without "Cause" (as defined in Section 11), including any notice by Employer to prevent automatic extension of the term of the Agreement under Section 3 hereof, a severance payment will be made equal to six (6) months of compensation (as defined in Section 14(e) below) and the Restrictive Period described in Section 9 shall extend for a period of only six (6) months after the termination of the Employee's employment with the Employer. Such payment upon a termination without cause shall be made in a lump sum within fifteen (15) days of termination or in equal installments over the six (6) month period, at the Employee's option. If the Employee chooses to receive such payment in a lump sum, the amount due shall be discounted to its present value using the rate then applicable to securities with a term of two (2) years issued by the United States Treasury. If a Change of Control (as defined below) of the ownership of the Employer occurs and the Employee elects within six months thereafter to terminate his employment, a severance payment will be made within fifteen (15) days of termination equal to two (2) years of compensation. Such payment after a Change of Control shall be made in a lump sum within fifteen (15) days of termination or in equal installments over the two (2) year period, at the Employee's option. If the Employee chooses to receive any payment required by this Section in a lump sum, the amount due shall be discounted to its present value using the rate then applicable to securities with a term of two years issued by the United States Treasury.

                  (b) For purposes of this Section, the term "Change in Control" shall mean the following:

                           (1) The consummation of the acquisition by any person
(as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the Employer or the Corporation; or

                           (2) The individuals  who, as of the date hereof,  are
members of the board of directors of the Corporation (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                           (3) Approval by  stockholders  of either the Employer
or Corporation: (A) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the entity.

                  (c) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

                  (d) If the Employer is not in compliance with any minimum capital requirements applicable to it or if the payments required under this Section would cause the Employer's capital to be reduced below any such minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance. Any amounts payable to the Employee that are deferred as a result of this paragraph (d) shall, when paid, be paid to the Employee with interest at the same rate then applicable to securities with a term of two years issued by the United States Treasury.

                  (e) Any severance payments required to be made by the Employer to the Employee pursuant to the terms of this Agreement shall not be reduced in the event the Employee obtains other employment following the termination of employment by the Employer.

                  11. Termination for Cause. This Agreement may be terminated for cause as hereinafter defined. "Cause" for termination will exist if: (a) the Employee dies or suffers a disability which leaves him unable as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (b) the Employee engages in one or more unsafe and unsound business practices or material violations of a law or regulation applicable to the Employer, any repeated violations of a policy of the Employer after being warned in writing by the Board not to violate such policy or any single violation of a policy of the Employer if such violation materially and adversely affects the business or affairs of the Employer or a direction or order of the Board; (c) the Employee engages in a breach of fiduciary duty or act of dishonesty involving the affairs of the Employer; (d) the Employee commits a material breach of his obligations under this Agreement; or (e) the willful or negligent failure of the Employee to perform his duties hereunder, or with the degree of skill, care or competence which the Board should reasonably expect given the Employee's age, experience and compensation level, in either case which materially and adversely affects the business or affairs of the Employer. The Employee shall be entitled to at least 30 days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Employee's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause. In the event of the termination of the Employee by the Employer for cause, the Employer shall have no further obligations under the terms of this Agreement.

                  12.      Indemnification.

                  (a) The Employer shall provide the Employee (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

                  (b) In addition to the insurance coverage provided in this Section, the Employer shall hold harmless and indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

                  (c) In the event the Employee becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees, judgments, fines and amounts paid in settlement (collectively "Expenses")) incurred by the Employee in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Employee: (1) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Employee in the event it shall be ultimately determined that the Employee is not entitled to indemnification by the Employer for such Expenses; and (2) to assign to the Employer all rights of the Employee to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Employee.

                  13. Guarantee. The Corporation hereby guarantees the performance by the Employer of the Employer's duties and obligations under this Agreement, and Employee acknowledges the Corporation's right to enforce the Employer's rights and remedies under this Agreement.

                  14.      General Provisions.

                  (a) This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. It binds and benefits the parties and their successors in interest, heirs, beneficiaries, legal representatives and assigns.

                  (b) This Agreement is governed by and construed in accordance with the laws of the State of Iowa.

                  (c)  No  amendment  or   modification  of  this  Agreement  is
effective unless made in writing and signed by each party.

                  (d) This Agreement may be signed in several counterparts, each of which will be an original and all of which will constitute one agreement.

                  (e) When used in this Agreement, the term "compensation" shall mean the average of the cash compensation, including any Bonus, paid during the preceding twelve (12) months to the Employee by the Employer pursuant to the terms of this Agreement; provided however, for purposes of computing any severance payment to Employee upon a Change of Control arising from the sale of the assets, rather than the stock, of Employer, any extraordinary compensation paid to Employee as a result of such sale shall not be included in the computation of the severance payment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above set forth.


QUAD CITY BANCARD, INC.                     QUAD CITY HOLDINGS, INC.


By: /s/ Douglas M. Hultquist                By: /s/ Michael A. Bauer
    --------------------------------            --------------------------------
    Douglas M. Hultquist                        Michael A. Bauer
    Secretary-Treasurer                         Chairman of the Board


By: /s/ Michael A. Bauer                    By: /s/ Douglas M. Hultquist
    ---------------------------------           --------------------------------
    Michael A. Bauer                            Douglas M. Hultquist
    Chairman of the Board                       President


/s/ John W. Schricker
-------------------------------------
JOHN W. SCHRICKER